Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the following Registration Statements: Registration Statement on Form S-3 Registration Number Date Filed 333-278426 April 1, 2024 Registration Statements on Form S-8 Name Registration Number Date Filed Danaher Corporation 2007 Omnibus Incentive Plan, as amended and restated 333-144572 July 13, 2007 Danaher Corporation 2007 Omnibus Incentive Plan, as amended and restated 333-159059 333-175223 May 8, 2009 June 29, 2011 333-190014 July 18, 2013 333-213629 September 14, 2016 333-219421 July 24, 2017 Danaher Corporation and Subsidiaries Retirement and Savings Plan; Danaher Corporation and Subsidiaries Savings Plan 333-107500 333-117678 333-159057 July 31, 2003 July 27, 2004 May 8, 2009 333-213630 September 14, 2016 Danaher Corporation and Subsidiaries Amended and Restated Executive Deferred Incentive Program 333-105198 333-159056 May 13, 2003 May 8, 2009 333-213631 September 14, 2016 333-228069 October 31, 2018 Pall Corporation 2012 Stock Compensation Plan, as amended 333-207565 October 22, 2015 333-213632 September 14, 2016 of our reports dated February 24, 2026, with respect to the consolidated financial statements of Danaher Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Danaher Corporation and subsidiaries included in this Annual Report (Form 10-K) of Danaher Corporation for the year ended December 31, 2025. /s/ Ernst & Young LLP Tysons, Virginia February 24, 2026